UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): November 5, 2018

PATTERSON-UTI ENERGY, INC.

(Exact Name of Registrant as Specified in Its Charter)

Delaware	0-22664	75-2504748
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

10713 West Sam Houston Pkwy N., Suite 800 Houston, Texas	77064
(Address of principal executive offices)	(Zip Code)

(281) 765-7100

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(e) On November 5, 2018, the Compensation Committee of the Board of Directors of Patterson-UTI Energy, Inc. (the “Company”), reviewed and approved a request by Mark S. Siegel, the Chairman of the Board, to reduce his overall compensation by 50%.  As a result of these changes, Mr. Siegel will be paid a base salary of $400,000, effective as of November 2, 2018, Mr. Siegel’s cash bonus opportunity for 2018 will be reduced by 50%, and Mr. Siegel’s future long-term incentive awards will be reduced by 50%. A copy of Mr. Siegel’s letter requesting the reduction in compensation is attached as Exhibit 99.1 to this Current Report on Form 8-K.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits.

99.1	Letter from Mark S. Siegel, dated November 2, 2018.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: November 5, 2018

PATTERSON-UTI ENERGY, INC.

By:	/s/ Seth D. Wexler
	Name:	Seth D. Wexler
	Title:	Senior Vice President, General Counsel and Secretary